UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒ Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PDS BIOTECHNOLOGY CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE
This Amendment No. 1 (the “Amendment”) amends the definitive proxy statement furnished in connection with the solicitation of proxies by the Board of Directors of PDS Biotechnology Corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2025 (the “Proxy Statement”). The Proxy Statement was filed in connection with the Company’s 2025 Annual Meeting of Stockholders to be held on June 11, 2025, including any adjournment or postponement thereof (the “Annual Meeting”).
This Amendment revises the description on pages 34 and 35 of the Proxy Statement regarding the Company’s total equity “overhang” and historical and projected “burn rate” in connection with, “Proposal 2 Approval of the Amendment of the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan” (“Proposal 2”). Proposal 2 will be approved if it receives the affirmative vote of a majority of the shares of the Company’s common stock entitled to vote on the matter. Abstentions will have the same effect as a vote against Proposal 2. Brokers will not have discretion to vote on Proposal 2 and, accordingly, broker non-votes will have no effect on determining the outcome of Proposal 2.
This Amendment should be read in conjunction with the Proxy Statement. Except as described in this Amendment, this Amendment does not modify, amend, supplement or otherwise affect the Proxy Statement.
If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. If you wish to change your vote, you can revoke your proxy or change your vote by following the instructions of the section titled “Can I change my vote after submitting my proxy?” on page 5 of the Proxy Statement
AMENDMENT TO PROXY STATEMENT
The following disclosure amends and restates the first paragraph under the heading "Information Regarding Overhang and Dilution" on page 34 of the Proxy Statement as follows (changes marked, with new text bold and underlined and deleted text bold and strikethrough):
“We considered both our total equity “overhang” and our historical and projected annual “burn rate” in developing our share increase to the Restated Plan and analyzing the impact of using equity as a means of compensation on our stockholders. Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of the Record Date, there were 5,373,063 shares of common stock underlying all equity awards outstanding,  ~~3,263,574~~   2,800,020 shares of common stock available for future awards, and the number of shares of common stock outstanding as of the Record Date was 45,672,851 shares, or  ~~54,309,488~~   53,845,934 shares when equity awards outstanding and shares available for grant are included. Accordingly, our overhang under the Restated Plan as of the Record Date was  ~~16%~~   15%. If the additional shares of common stock proposed to be authorized for grant under the amendment of the Restated Plan are included in the calculation, our overhang on the Record Date, would be  ~~21%~~   20%.”
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 11, 2025
The Proxy Statement, this Amendment and the Annual Report are available free of charge at www.proxyvote.com
This Amendment is being filed with the SEC and furnished to stockholders on May 5, 2025.